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                                                                Exhibit 10.16.1

                  AMENDMENT TO STANDARD INBOUND LICENSE AGREEMENT


     This is the First Amendment, effective April 2, 1999 (the "Amendment") to the Standard Inbound License Agreement, effective September 30, 1998 (the "Agreement"), between NetObjects, Inc. with an address at 301 Galveston Drive, Redwood City, California 94063 ("NETOBJECTS") and Novell, Inc. with an address at 122 East 1700 South, Provo, Utah 84606 ("NOVELL").

          In consideration of the covenants and agreements contained herein, the parties hereto agree to amend the Agreement as follows:

1. NetObjects hereby grants Novell the right to add one of the following products, at Novell's sole discretion, to the Agreement as a Licensed
     Work: NetObjects ScriptBuilder, or NetObjects BeanBuilder ("Additional Product"). Distribution of the Additional Product shall be solely as bundled with a single Novell product offering (including without limitation all versions and releases of the offering, ports to other platforms, translations, and/or localizations, whether such versions and releases are created, marketed, distributed, and/or sold by Novell or third parties), to be determined at Novell's sole discretion, except that Novell shall be free to distribute updates, upgrades (that are made Generally Available to customers free of charge), replacement copies, Error Corrections, and fixes on a stand-alone basis, including electronic distribution.

2. Paragraph 1 of Section 1 of Exhibit G is hereby deleted in its entirety and replaced with the following:

     Subject to the terms of this Agreement and specifically Section 8.b, Novell shall pay Company $[***] per each NWSB sold that includes the Licensed Work (referred to as a "Copy", for the purposes of this Exhibit G) with the exceptions that Novell shall pay Company $[***] for each of the first 5,791 Copies sold under this Agreement.

     Novell shall pay NetObjects One Dollar ($[***]) in consideration for the licenses granted Novell to the Additional Product and any related obligations of NetObjects under the Agreement. This payment shall be the sole and complete consideration required of Novell in connection with the Additional Product.

     The Agreement remains in full force and effect in accordance with its terms, except as such terms have been expressly modified by this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. This Amendment constitutes the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior communications, understandings and agreements between the parties concerning the subject matter hereof. This Amendment shall not be modified except in writing subsequently dated, signed on behalf of each party by a duly authorized representative.


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*** Portions of this exhibit have been omitted and filed separately with the
    Commission pursuant to a request for confidential treatment under Rule 406.

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     Executed by the authorized representatives of the parties as of the date set forth above.

NETOBJECTS, INC.                        NOVELL, INC.

BY:     /s/ Mark Patton                    BY:  /s/ Mary Susan Espy
     -------------------------------            -------------------------------
NAME:   Mark Patton                        NAME:  Mary Susan Espy
       -----------------------------              -----------------------------
TITLE:  Sr. V.P. Sales & Corp. Marketing   TITLE:  Dir. Corp. Development
        ----------------------------               ----------------------------
DATE:    4/2/99                            DATE:    4/2/99
       -----------------------------              -----------------------------


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